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                                                                   Exhibit 10.37

                      LENDER INTEGRATION SUPPORT AGREEMENT

This DealerTrack Lender Integration Support Agreement (this "AGREEMENT") is made as of this 1st day of September, 2005 by and between DealerTrack, Inc. ("DEALERTRACK"), with its principal place of business at 1111 Marcus Avenue - Suite M04, Lake Success, NY 11042, and First American CMSI Inc. ("CMSI"), with its principal place of business at 8671 Robert Fulton Drive, Suite B, Columbia, MD 21046.

BACKGROUND

     DealerTrack operates "DealerTrack.com," a Web-based auto finance enabler, which, among other things, facilitates automobile finance and lease interactions and transactions between subscribing automotive dealers and subscribing financial sources. CMSI, among other things, provides complete outsourcing solutions, in-house software systems, and Internet-based services, to subscribing financing sources, which manage front- and back-office operations and automate end-to-end account and information processing for such financial sources. Certain of CMSI's subscribing financing sources desire to subscribe to and use the DealerTrack service. Use of the DealerTrack service requires the development of an interface between DealerTrack's computer and CMSI's credit processing system. Development of this interface requires the performance of certain obligations by DealerTrack and the performance of other obligations by CMSI. This Agreement sets forth the respective responsibilities of each party with respect to the development and maintenance of the interface.

TERMS AND CONDITIONS

IN CONSIDERATION OF the mutual representations, warranties, covenants and other agreements set forth herein, DealerTrack and CMSI, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms have the indicated meanings;

     (a) "Acceptance Date" means the day when the CMSI System first began interfacing with the DealerTrack System to receive Data from a DealerTrack Dealer and to transmit Data back to such DealerTrack Dealer from a Shared Financial Institution.

     (b) "Addendum" shall have the meaning set forth in Section 8 hereof.

     (c) "Additional Products" shall have the meaning set forth in Section 8 hereof.

     (d) "Affiliate" of a party means any person or entity (i) that owns, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of such party, or (ii) at least a majority of whose voting capital stock is owned, directly or indirectly, through one or more affiliates, by such party, or (iii) at least a majority of whose voting capital stock is owned directly or indirectly, through one or more affiliates, by another person or entity that at such time also owns, directly or indirectly, through one or more affiliates, at least a majority of the voting capital stock of such party. A person or entity shall be considered an Affiliate only so long as it continues to satisfy the criteria for an Affiliate established in this Section 1(d).

     (e) "Agreement" means this Lender Integration Support Agreement, as it may from time to time be amended or supplemented by the mutual consent of the parties or in accordance with its terms, and all exhibits and Addendums attached to this Agreement, as they may from time to time be amended or supplemented.

     (f) "Basic Service" means DealerTrack's web-based, multi-lender system that facilitates the transfer of Data from DealerTrack Dealers to DealerTrack Financial Institutions and the transfer of Data back to such DealerTrack Dealers with respect to credit applications.

     (g) "CMSI" has the meaning set forth in the introductory paragraph.

     (h) "CMSI Computer" means the computer(s) controlled and operated by CMSI on which CMSI maintains the CMSI Software for the use of CMSI's ASP and CMSI's Exchange customers.
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     (i) "CMSI Financial Institution" means a financial institution or other financing source, which is a subscriber to the CMSI System.

     (j) "CMSI Interface Components" means and consists of the Interface equipment components for which CMSI is responsible as set forth in this Agreement (including without limitation, the physical connections and associated equipment between the CMSI Interface Server and the DealerTrack Computer), the Interface software components for which CMSI is responsible as set forth in this Agreement (but excluding, without limitation, any Confidential Information or Intellectual Property of DealerTrack), and CMSI's Interface Server.

     (k) "CMSI's Interface Server" means the computer(s) controlled and operated by CMSI on which the software components of the CMSI Interface Components are maintained on the CMSI Computer.

     (l) "CMSI Marks" means trademarks, service marks, trade names, domain names and corporate and brand identification and indicia, including, without limitation, word marks, logos, designs and other picture marks, phrases, jingles, composite marks, corporate, commercial and institutional names or images, product designations and identifications, whether registered or not, of CMSI or CMSI's Affiliates.

     (m) "CMSI Software" means, CMSI's credit underwriting software (whether internally developed, or licensed, by CMSI) which processes and issues decisions on credit applications transmitted by means of the Service and all operating or system software installed on the CMSI Computer, whether or not utilized by CMSI Financial Institutions (excluding, without limitation, any Confidential Information or Intellectual Property of DealerTrack).

     (n) "CMSI System Specifications" shall have the meaning set forth in
     Section 3(b) hereof.

     (o) "CMSI System" means and consists of the CMSI Interface Components, the CMSI Software and the CMSI Computer, operated by CMSI for ASP and Exchange customers.

     (p) "Confidential Information" will have the meaning set forth in Section
     14.

     (q) "Data" means (i) credit application data encompassing the information set forth on the credit application form(s) utilized by the Service, as transmitted in electronic form by means of the Service by a DealerTrack Dealer, (ii) notice of the credit decision relating to such credit applications, as transmitted in electronic form by means of the Service by CMSI (or any CMSI User), (iii) credit application and contract status information, prospect reports, dealer reserve status, retail and lease rates, residual value information and payoff quotes, (iv) any third party data (including, without limitation, value guide information) which may be accessed, requested or sent to others by means of the Service, and (v) any other information that is provided, directly or indirectly, to or through the Service or transmitted through the Service, including, without limitation, any electronic contracts or information provided, directly or indirectly, to or through the Service or transmitted through the Service with respect to Additional Products. DealerTrack may, in its sole discretion, from time to time add additional data fields to, or delete certain data fields from, the Service. Data entered on the Service in such additional fields shall be included in the term "Data."

     (r) "DealerTrack" has the meaning set forth in the introductory paragraph.

     (s) "DealerTrack Computer" means the computer(s) controlled and operated by DealerTrack on which DealerTrack maintains the DealerTrack Software.

     (t) "DealerTrack Dealer" means an automobile dealer or other automobile credit originator that is a subscriber to the Service.

     (u) "DealerTrack Financial Institution" means a financial institution or other financing source, which is a subscriber to the Service.

     (v) "DealerTrack Interface Components" means and consists of the Interface equipment components and the Interface software components for which DealerTrack is responsible as set forth in this Agreement.

     (w) "DealerTrack Marks" means trademarks, service marks, trade names, domain names and corporate and brand identification and indicia, including, without limitation, word marks, logos, designs and other picture marks,


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     phrases, jingles, composite marks, corporate, commercial and institutional names or images, product designations and identifications, whether registered or not, of DealerTrack or DealerTrack's Affiliates.

     (x) "DealerTrack Site" means the website(s) on the World Wide Web that is owned, operated and/or controlled by DealerTrack or any DealerTrack Affiliate that provides the Service as set forth in this Agreement.

     (y) "DealerTrack Software" means DealerTrack's software (whether internally developed, licensed or owned by DealerTrack) which support the Service and/or contain applications that are a part of the Service and all operating or system software installed on the DealerTrack Computer.

     (z) "DealerTrack System" means and consists of the DealerTrack interface Components, DealerTrack Software and the DealerTrack Computer.

     (aa) "Disclosing Party" will have the meaning set forth in Section 14.

     (bb) "Documentation" means the system and user documentation for the Service provided by DealerTrack to DealerTrack Financial Institutions generally, as amended or supplemented by DealerTrack, in its sole discretion, from time to time.

     (cc) "Effective Date" means April 1, 2003.

     (dd) "Force Majeure Event" shall mean fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties or any other cause beyond the reasonable control of a party (except for subcontractor defaults which do not result from such events).

     (ee) "Initial Term" and "Renewal Term" shall have the meanings set forth in
     Section 9(a).

     (ff) "Intellectual Property" means any intellectual property or proprietary rights, including, without limitation, copyright rights (including rights in audiovisual works), moral rights, trademarks (including logos, slogans, domain names, trade names, service marks), patent rights (including issued patents, patent applications and disclosures), know-how, inventions, rights of priority and trade secret rights, recognized in any country or jurisdiction in the world.

     (gg) "Interface" means and consists of the equipment and the software that establishes, by means of the Service, the capability for the CMSI Computer to receive Data from, and transmit Data to, the DealerTrack Computer.

     (hh) "Interface Development Schedule" means the written schedule, if any, attached hereto as Exhibit A (as revised from time to time in accordance with the terms herein), developed and mutually agreed upon by DealerTrack and CMSI which sets forth the tasks and respective responsibilities of the parties relating to the development of the Interface, and the timeframes for accomplishing such tasks.

     (ii) "Interface Development Schedule Commencement Date" shall have the meaning set forth in Section 3(a).

     (jj) "Lender Requirements Document" means the document(s) (as revised from time to time by DealerTrack, in its sole discretion) provided by DealerTrack to CMSI describing the technical and business requirements, which CMSI must meet in order to facilitate CMSI's and each CMSI Financial Institution's utilization of the Service.

     (kk) "Personnel" will have the meaning set forth in Section 14.

     (ll) "Proceeding" will have the meaning set forth in Section 15.

     (mm) "Receiving Party" will have the meaning set forth in Section 14.

     (nn) "Service" means (a) the Basic Service; (b) any additional services DealerTrack decides, in its sole discretion, to add to the Basic Service, and (c) any Additional Product governed by an Addendum to which


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     Shared Financial Institutions and DealerTrack are parties, and subject to any payment and other terms and conditions in such Addendum.

     (oo) "Shared Financial Institutions" means any CMSI Financial Institution which is a DealerTrack Financial Institution.

     (pp) "User" shall mean any employee or agent of a Shared Financial Institution that is authorized to use the Service in accordance with the applicable DealerTrack Lender Agreement and Section 6(g).

2. Subscription to the Service. DealerTrack hereby grants to CMSI, a limited, non-transferable subscription to the Service in order to facilitate the transfer of Data through the Interface from Shared Financial Institutions to the DealerTrack System and vice-versa, and DealerTrack agrees to provide the Service to CMSI for the term of this Agreement, for use by CMSI in the United States, in accordance with the terms of this Agreement. As a prerequisite for CMSI to use the Service, DealerTrack and CMSI developed and implemented the Interface in accordance with Section 3 below, maintain the Interface in accordance with
Section 4 below and exercise their respective rights and obligations hereunder in accordance with the responsibilities of each party with respect to the ongoing operation and use of the Service as set forth in Sections 5 and 6 below, and otherwise according to the terms and conditions of this Agreement.

3. Interface Use. With respect to the use of the Interface, DealerTrack and CMSI shall perform their respective responsibilities as set forth in this Section 3.

     (a) CMSI acknowledges that the sole purpose for DealerTrack's disclosure of the Lender Requirements Document to CMSI is to allow CMSI to develop and maintain the CMSI System in connection with CMSI's use of the Service under the terms of this Agreement. CMSI shall develop and maintain the CMSI Interface Components in accordance with the specifications, requirements, standards and formats in the Lender Requirements Document ("CMSI SYSTEM SPECIFICATIONS"). If the Lender Requirements Document was disclosed to CMSI under a separate confidentiality/non-disclosure agreement, then such disclosure is now governed by the terms of this Agreement, and the terms of such confidentiality/non-disclosure agreement with respect to the subject matter of this Agreement are hereby superseded by the terms of this Agreement. The Lender Requirements Document shall be considered the "Confidential Information" of DealerTrack, subject to Section 15 of this Agreement.

     (b) DealerTrack and CMSI shall cooperate reasonably and in good faith with respect to such issues that may arise from time to time in connection with the maintenance of and enhancement to the Interface, to the extent that specific responsibility has not been designated to one party or the other in this Agreement. The foregoing notwithstanding, unless otherwise agreed in writing, DealerTrack shall not be required to incur any expenses or costs in connection with such cooperation to the extent that such cooperation requires its involvement in any tasks other than those specifically set forth in the Interface Development Schedule. If CMSI requires DealerTrack to perform any such tasks and DealerTrack agrees, the parties agree to negotiate in good faith the terms and related costs (if any) associated with such tasks.

4. Maintenance and Modifications. With respect to maintenance and modifications to the Interface, the DealerTrack System and the CMSI System, the parties shall perform their respective responsibilities as set forth in this Section 4.

     (a) In the event that DealerTrack makes any generally released modifications to DealerTrack Software, and such modifications make changes to the CMSI System necessary or advisable, DealerTrack shall give CMSI at least thirty (30) days prior written notice of the modifications; provided, that, DealerTrack may give less notice if such modification is necessary to comply with applicable law. With respect to such changes to the CMSI System, in DealerTrack's discretion; (i) DealerTrack shall be responsible, at its expense, for making necessary or advisable changes to the DealerTrack System prior to releasing the modifications to such DealerTrack Software, and (ii) CMSI shall be responsible, at its expense, for making the necessary or advisable changes to the CMSI System. The parties shall establish a mutually agreeable schedule for making such changes properly and in a timely manner. The foregoing notwithstanding, DealerTrack shall not be responsible for any interruption in CMSI's or any Shared Financial Institution's use of the Service prior to CMSI's implementation of the appropriate changes to the CMSI System or caused by CMSI's failure to implement the appropriate changes to the CMSI System.

     (b) If any Shared Financial Institution desires to subscribe to any Additional Product, the parties will consult


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     with each other as reasonably necessary to amend the Interface Development
     Schedule (including, without limitation, by setting forth the parties' respective responsibilities and the schedule for completion of such responsibilities) with respect to the Interface development for such Additional Product. CMSI shall be responsible for costs associated with modification or further development of the CMSI Interface Components and the CMSI System and DealerTrack shall be responsible for costs associated with modification or further development of the DealerTrack Interface Components and the DealerTrack System. Both parties shall proceed with their respective responsibilities set forth in the amended Interface Development Schedule in a diligent manner and shall use commercially reasonable efforts to allocate such skilled Personnel and other resources to the project as shall be necessary to complete the Interface development so that the CMSI System is capable of interfacing with the DealerTrack System so as to transmit or receive Data through the applicable Additional Product component of the Service. DealerTrack may, in its sole discretion, amend or modify the Lender Requirements Document to include requirements associated with any Additional Product.

     (c) In addition to changes to the CMSI System required as a result of a generally released modification to the DealerTrack Software as set forth in
     Section 4(a) or an Additional Product as set forth in Section 4(b), CMSI shall be responsible, from time to time, for making necessary changes to the CMSI System in order to maintain CMSI's and Shared Financial Institutions' current level of functionality.

5. Responsibilities of DealerTrack Relating to On-Going Operation of the Service. In addition to DealerTrack's obligations under Section 3 and 4 above, with respect to the on-going operation of the Service, DealerTrack shall perform its responsibilities as set forth in this Section 5.

     (a) DealerTrack shall use commercially reasonable efforts to maintain the DealerTrack System so that, subject to CMSI's performance of its obligations under this Agreement, the CMSI System shall be capable of receiving Data from, and transmitting Data to, the DealerTrack Computer.

     (b) DealerTrack shall use commercially reasonable efforts to provide appropriate resources including technical, implementation and program management support to establish and maintain the DealerTrack Site and the Service.

     (c) DealerTrack shall use commercially reasonable efforts to develop, implement and maintain back-up procedures and systems, redundant systems and disaster recovery systems relating to the DealerTrack System.

     (d) DealerTrack shall use commercially reasonable efforts to keep the DealerTrack System and the DealerTrack Site free from intentionally injurious instructions (e.g., systems "viruses") that are designed to modify, damage, delete or disable the CMSI System.

     (e) DealerTrack shall use commercially reasonable efforts to keep the DealerTrack System and the DealerTrack Site free from code that could trigger a harmful or inadvertent modification, shut down or disablement of the CMSI System.

     (f) DealerTrack shall use commercially reasonable efforts to ensure that the DealerTrack System shall be safeguarded against "hacker" intrusions.

     (g) In the event DealerTrack falls to comply with any provision of this
     Section 5, CMSI shall promptly notify DealerTrack. In such an event, CMSI's sole and exclusive remedy shall be to cease accepting Data through and submitting Data to the Service until DealerTrack complies with this Section 5; provided that CMSI shall not exercise its right to cease accepting Data through and submitting Data to the Service with respect to a given Shared Financial Institution until such time as such given Shared Financial Institution expressly grants such right to CMSI in writing. The foregoing sets forth DealerTrack's sole and exclusive liability with respect to a failure to comply with this Section 5.

6. Responsibilities of CMSI Relating to Use of the Service. In addition to CMSI's responsibilities under Section 3 and 4 above, with respect to CMSI's use of the Service, CMSI shall perform its responsibilities in accordance with this
Section 6.

     (a) CMSI shall use commercially reasonable efforts to maintain the CMSI System so that, subject to DealerTrack's performance of its obligations under this Agreement, the CMSI System shall be capable of receiving Data from, and transmitting Data to, the DealerTrack Computer.


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     (b) CMSI shall use commercially reasonable efforts to ensure that any changes to the CMSI System do not Interrupt (i) the transfer of Data in accordance with the Lender Requirements Document between the DealerTrack Computer and the CMSI Computer, or (ii) the processing of Data hereunder.

     (c) CMSI shall operate and manage the CMSI System in such a manner as to keep the CMSI System from degrading the performance of the DealerTrack Computer or otherwise adversely impacting the Service in a manner that is inconsistent with proper operation of the Service. In the event of such degradation or adverse impact, upon notification from DealerTrack, CMSI shall promptly terminate those processes causing such degradation or adverse impact and shall implement any necessary changes to the CMSI System to prevent such degradation or adverse impact from reoccurring and DealerTrack shall cooperate in good faith with CMSI as reasonably appropriate to assist CMSI in connection with CMSI's obligations under this
     Section 6(c). Notwithstanding the foregoing, DealerTrack shall have the right to temporarily terminate CMSI's use of the Service until such changes are made.

     (d) CMSI acknowledges and agrees that it will not have any access to the Service or the DealerTrack Site. CMSI shall be solely responsible for any security measures it wishes to take and DealerTrack shall have no liability for any adverse impact that such measures may have on CMSI's ability to utilize and/or benefit from the functionality of the Service or for CMSI's failure to implement security measures.

     (e) CMSI will use commercially reasonable efforts to prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the CMSI System. In addition, CMSI will promptly notify DealerTrack of any known material security breaches or holes in the CMSI System. CMSI agrees to implement all security measures that DealerTrack may reasonably request CMSI to implement. DealerTrack shall have the right to conduct at its expense upon reasonable notice, and no more often than once per calendar year, an audit of CMSI's System, including the security systems with respect thereto, during normal business hours. CMSI shall cooperate in good faith with any such audit.

     (f) CMSI shall use commercially reasonable efforts to develop, implement and maintain any and all back-up procedures and systems, redundant systems and disaster recovery systems relating to the CMSI System.

     (f) CMSI shall use commercially reasonable efforts to assist Shared Financial Institutions in their ability to comply with DealerTrack's standard procedures with respect to the enabling and disabling of DealerTrack Dealers to transmit credit applications and other Data to CMSI, on behalf of such Shared Financial Institutions, by means of the Service.

     (g) Subject to Section 19(m) of this Agreement, CMSI acknowledges and agrees that CMSI will deny access to the Service to Users that fail to comply with any standard Terms of Use posted on the DealerTrack Site, as amended or updated from time to time by DealerTrack in its sole discretion ("TERMS OF USE"). Only Shared Financial Institutions and Users who have agreed to be bound to the Terms of Use and the terms of this DealerTrack's form of Lender Agreement will be permitted by DealerTrack to access the DealerTrack Site.

     (h) CMSI shall use commercially reasonable efforts to keep the CMSI System and any Data submitted by CMSI to or through the Service free from intentionally injurious Instructions (e.g., systems "viruses") that are designed to modify, damage, delete or disable the DealerTrack Site or the DealerTrack System.

     (i) CMSI shall use commercially reasonable efforts to keep the CMSI System free from code that could trigger a harmful or inadvertent modification, shut down or disablement of the DealerTrack Site or the DealerTrack System.

     (l) CMSI shall use commercially reasonable efforts to ensure that the CMSI System shall be safeguarded against "hacker" intrusions.

7. Resources.

     (a) At all times during the term of this Agreement, each party shall designate one person and one alternate to serve as its primary contact and project authority with respect to issues relating to this Agreement, and shall disclose the identities of such persons to the other party. Either party may change the project authority and/or alternate at any time by notifying the other party. DealerTrack hereby designates Charles Giglia as its primary


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     contact and Tonya Bassarath as its alternate. CMSI hereby designates Liz
     Allen as its primary contact and Dennis Warnke as its alternate.

     (b) At all times during the term of this Agreement, each party shall be responsible for dedicating appropriate and sufficient resources to meet its obligations under this Agreement.

8. Additional Services and Products. DealerTrack may, from time to time, offer additional services and products by means of the Service, other than those included as part of the Basic Service ("ADDITIONAL PRODUCTS"). In the event that CMSI elects to subscribe to or license any Additional Product, CMSI agrees to subscribe to or license such Additional Product in accordance with the terms herein and any applicable terms communicated by DealerTrack in an addendum or other writing agreed upon by the parties (including, without limitation, click-wrap agreements communicated via the DealerTrack Site) (any of the foregoing, an "ADDENDUM"), and shall be responsible for and shall pay to DealerTrack the additional applicable fees and charges, if any.

9. Term and Termination.

     (a) The terms of this Agreement shall begin on the Effective Date, and shall continue for a period through and including December 31, 2007 (the "INITIAL TERM") unless sooner terminated as provided below. Upon expiration of the Initial Term, unless terminated by either party by notice of termination given not less than sixty (60) days prior to the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a "RENEWAL TERM"). During any Renewal Term, either party may terminate this Agreement, effective at the end of such Renewal Term by notice of termination given not less than sixty (60) days prior to the expiration of such Renewal Term.

     (b) This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events: (i) if the other ceases to do business, or otherwise terminates its business operations; (ii) if the other shall fail to promptly secure or renew any material license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days; (iii) if the other breaches any material provision of this Agreement and fails to fully cure such breach within thirty (30) days of written notice describing the breach; or (iv) if the other becomes insolvent, or seeks protection under any bankruptcy, receivership, trustee, creditor's arrangement composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within thirty (30) days.

     (c) Notwithstanding anything to the contrary in Section 9(b), (i) CMSI shall not terminate this Agreement so long as any Shared Financial Institution is subscribing to the Service via the CMSI System and (ii) this Agreement shall automatically terminate if during any Renewal Term the parties have no Shared Financial Institutions.

10. Payments and Payment Terms. After the Initial Term, DealerTrack reserves the right, in its sole discretion, to change any fees and charges associated with the Service (including any fees and charges associated with Additional Products subscribed to hereunder) upon sixty (60) days prior written notice to CMSI; provided, however, if any fee or charge set forth in this Agreement is increased or a new fee or charge is imposed on CMSI by DealerTrack, CMSI shall have the right to terminate this Agreement with respect to such product or service that such increase or new fee or charge relates by providing written notice to DealerTrack within thirty (30) days of receipt of the notice of increase or new fees from DealerTrack. If CMSI fails to pay any amount due by the due date, late charges of the lesser of 1 1/2% per month or the maximum amount permissible by applicable law shall also become due and payable.

11. Licenses; Proprietary Rights.

     (a) In accordance with the terms of this Agreement and for the term hereof, DealerTrack grants CMSI a non-exclusive and non-transferable license to use the Service in the United States for the sole purpose of providing integration support for Shared Financial Institutions. CMSI shall have no right to make any changes or modifications to the Service, except as directed and approved by DealerTrack in writing. This license shall only apply to Additional Products included in the Service to the extent no differing or more restrictive license is set forth in an applicable Addendum. CMSI covenants and agrees not to market, sell or license integration between the Service and any Shared Financial Institution's dealer management system to any third party without the prior written consent of DealerTrack.


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     (b) In accordance with the terms of this Agreement and for the term hereof,
     DealerTrack grants CMSI a non-exclusive and non-transferable license to use the DealerTrack Marks for the sole purposes of (i) identifying that CMSI is a subscriber to the Service on behalf of Shared Financial Institutions (whether in print, electronically or otherwise), (ii) performing the obligations set forth in Section 6(1) hereof and (iii) for any other purpose only with the prior written consent of DealerTrack.

     (c) In accordance with the terms of this Agreement and for the term hereof, CMSI grants DealerTrack and DealerTrack Affiliates a non-exclusive and non-transferable license to use the CMSI Marks for the sole purposes of (i) identifying that CMSI is a subscriber to the Service on behalf of Shared Financial Institutions (whether in print, electronically or otherwise),
     (ii) performing its obligations under this Agreement and (iii) for any other purpose only with the prior written consent of CMSI.

     (d) CMSI understands and agrees that DealerTrack is the exclusive owner of and holds and shall retain, all right, title and interest in and to the DealerTrack Intellectual Property, the DealerTrack Marks, the Service, the Lender Requirements Document, the DealerTrack System, the DealerTrack Site and any other equipment, software, hardware, materials or information provided by DealerTrack, including any enhancements, upgrades, improvements, changes, modifications, revisions or derivative works made to the same from time to time (the "DEALERTRACK PROPERTY"), and CMSI shall have no ownership or use rights therein except as set forth in this Agreement. CMSI agrees (and CMSI agrees to cause its Users to agree), upon DealerTrack's request and at DealerTrack's expense, to assign to DealerTrack in writing any proprietary interest that may be conferred upon CMSI by law in any such enhancements, upgrades, improvements, changes, revisions, modifications and derivative works to the DealerTrack Property.

     (e) It is understood that CMSI and its Personnel may have feedback, suggestions or comments that may be incorporated into the Service. DealerTrack may, in its sole discretion, decide to incorporate some or all of this feedback, suggestions, or comments into the Service. Notwithstanding anything to the contrary herein, CMSI and its Personnel acknowledge and understand that DealerTrack and its licensors shall own exclusively and in perpetuity any and all rights, title and interest in and to Service, including any and all versions of Service and any Additional Products, including any enhancements thereto conceived, made or implemented during all phases of development and release of the Service, and including any enhancements suggested by CMSI or its Personnel. CMSI hereby assigns (and CMSI agrees to cause its Users to assign) all of their right, title and interest in any such enhancements suggested to DealerTrack and CMSI will (and CMSI agrees to cause its Users to) execute such documents as may be deemed reasonably necessary to accomplish the objectives of this Section.

     (f) DealerTrack understands and agrees that CMSI is the exclusive owner of and holds and shall retain, all right, title and interest in and to the CMSI Intellectual Property, the CMSI Marks and the CMSI System and any other equipment, software, hardware, materials or information provided by CMSI, including any enhancements, upgrades, improvements, changes, modifications, revisions or derivative works made to the same from time to time (the "CMSI PROPERTY"), and DealerTrack shall have no ownership or use rights therein except as set forth in this Agreement. DealerTrack agrees, upon CMSI's request and at CMSI's expense, to assign to CMSI in writing any proprietary interest that may be conferred upon DealerTrack by law in any such enhancements, upgrades, improvements, changes, revisions, modifications and derivative works to the CMSI Property.

     (g) All such use of the proprietary marks of a party shall comply with any reasonable written policies and guidelines furnished by the owner thereof from time to time concerning the use of the proprietary marks. Notwithstanding anything to the contrary herein, no party shall use the other party's proprietary marks in a manner that (i) disparages the other party or its products or services or (ii) portrays the other party or its products or services in a false or poor light. Subject to Sections 11(b) and 11(c) hereof, at the owner's request, the other party will promptly alter or discontinue any particular use of the DealerTrack Marks or CMSI Marks, as applicable.

     (h) Except as expressly permitted under this Agreement, CMSI agrees that it will not, or permit any of its Personnel or any third party to, at any time, without written permission of DealerTrack, (i) copy, duplicate or grant permission to the Service or any part thereof; (ii) create, attempt to create, or grant permission to the source program and/or object program associated with any DealerTrack Software or other software component of the Service; or (iii) decompile, disassemble or reverse engineer any software component of the Service for any reason, including, without limitation, to develop functionally similar computer software or services, or modify, alter or delete any of the copyright notices embedded in or affixed to the copies of any components of the Service.

     (i) If and to the extent that DealerTrack incorporates the software and/or Data of any third party in the Service, and use of such third party software and/or Data is not subject to the terms of a license agreement directly between CMSI and the third party licensor, the license of CMSI to such third party software and/or data shall be defined and limited by the license to DealerTrack by such third party and the license to the Service granted by DealerTrack under this Agreement. CMSI specifically acknowledges that the licensors of such third party software and/or Data shall retain all ownership rights thereto, and CMSI agrees that it shall not, or permit any of its Personnel or any third party to, (i) decompile, disassemble or reverse engineer such third party software or otherwise use such third party software for any reason except as expressly permitted herein; (ii) reproduce the Data therein for purposes other than those specifically permitted under this Agreement; or (iii) modify, alter or delete any of the copyright notices embedded in or affixed to such third party software or Data.

     (j) CMSI acknowledges that the right or ability of DealerTrack to license DealerTrack Financial Institutions to use the Service or DealerTrack Marks is not restricted in any manner by this Agreement, and that it is DealerTrack's intention to license a number of financing sources and third-party service providers other than CMSI, the right to use the Service and DealerTrack Marks under separate agreements. CMSI also agrees that DealerTrack shall be free to transmit Data to third-parties, other than CMSI. DealerTrack shall have no liability to CMSI for any such action.

12. Representations, Warranties by DealerTrack.

     (a) DealerTrack represents and warrants to CMSI as of the date hereof that:

          (i) DealerTrack is duly organized and is validly existing as a corporation under the laws of the state of its incorporation and is duly licensed where required or is otherwise qualified in each state in which it transacts business.

          (ii) DealerTrack has the requisite power, authority and legal right to execute and deliver this Agreement, and perform and observe those terms and conditions of this Agreement to be performed or observed by it hereunder. The person signing this Agreement has full power and authority to bind DealerTrack. The execution, delivery and performance of this Agreement have been duly authorized by all necessary and appropriate corporate action on the part of DealerTrack.

          (iii) This Agreement has been duly authorized and executed by DealerTrack and is valid, binding and enforceable against DealerTrack in accordance with its terms, except that such enforcement may be subject to bankruptcy or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditor's rights generally, and the execution, delivery and performance by DealerTrack of this Agreement does not conflict with any term or provision of (A) its certificate of incorporation or by-laws; (B) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to DealerTrack of any court, regulatory body, administrative agency or governmental body having jurisdiction over DealerTrack; or (C) any agreement to which DealerTrack is a party or by which its property is bound.

          (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by DealerTrack of this Agreement.

          (v) There is no action, proceeding or investigation pending or, to the best knowledge of DealerTrack, threatened against it before any court, administrative agency or other tribunal (A) seeking to assert the invalidity of this Agreement; or (B) which could reasonably be expected to materially and adversely affect its performance of its respective obligations under, or the validity or enforceability of, this Agreement.

          (vi) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 12(a) ARE THE ONLY WARRANTIES MADE BY DEALERTRACK. SUCH WARRANTIES ARE IN LIEU OF, AND DEALERTRACK EXPRESSLY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, OR FITNESS FOR SECURITIZATION OR OTHER SECONDARY FINANCING TRANSACTIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEALERTRACK SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY (i) THAT THE SERVICE WILL PERFORM WITHOUT INTERRUPTION OR BE ERROR-FREE, (ii) THAT IT

     MEETS CMSI'S OR SHARED FINANCIAL INSTITUTIONS' REQUIREMENTS, OR (iii) THAT ANY OR ALL OF THE DATA PROVIDED THROUGH THE SERVICE IS ACCURATE, UP-TO-DATE OR COMPLETE. ALL DATA AND INFORMATION PROVIDED THROUGH THE SERVICE IS PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS, WITHOUT EXPRESS OR IMPLIED WARRANTIES OF ANY KIND.

     (b) In addition to any other agreements or covenants by DealerTrack herein, DealerTrack covenants and agrees as follows during the term of this
     Agreement:

          (i) DealerTrack has and shall maintain all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever needed to perform its obligations under this Agreement.

          (ii) In connection with carrying out its obligations contained in this Agreement, DealerTrack shall comply at all times with all applicable federal and state laws, rules and regulations.

          (iii) DealerTrack's use of any material, product or other aspect of any technology, trade secret or other Intellectual Property hereunder will not infringe on or violate any U.S. patent, copyright, trade secret, trademark or other proprietary right of any third party, or be libelous, defamatory or illegal.

13. Representations, Warranties and Covenants by CMSI.

     (a) CMSI represents and warrants to DealerTrack as of the date hereof that:

          (i) CMSI is duly organized and validly exists as a corporation under the laws of the state of its incorporation and is duly licensed where required or is otherwise qualified in each state in which it transacts business.

          (ii) CMSI has the requisite power, authority and legal right to execute and deliver this Agreement, and perform and observe those terms and conditions of this Agreement to be performed or observed by it hereunder. The person signing this Agreement has full power and authority to bind CMSI. The execution, delivery and performance of this Agreement have been duly authorized by all necessary and appropriate corporate action on the part of CMSI.

          (iii) This Agreement has been duly authorized and executed by CMSI and is valid, binding and enforceable against CMSI in accordance with its terms, except that such enforcement may be subject to bankruptcy or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditor's rights generally, and the execution, delivery and performance by CMSI of this Agreement does not conflict with any term or provision of (A) its certificate of incorporation or by-laws;
     (B) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to CMSI of any court, regulatory body, administrative agency or governmental body having jurisdiction over CMSI; or (C) any agreement to which CMSI is a party or by which its property is bound.

          (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by CMSI of this Agreement.

          (v) There is no action, proceeding or investigation pending or, to the best knowledge of CMSI, threatened against it before any court, administrative agency or other tribunal (A) seeking to assert the invalidity of this Agreement; or (B) which could reasonably be expected to materially and adversely affect its performance of its respective obligations under, or the validity or enforceability of, this Agreement.

     (b) In addition to any other agreements or covenants by CMSI herein, CMSI and its Personnel covenant and agree as follows during the term of this Agreement,

          (i) CMSI has and shall maintain all regulatory approvals, authorizations, licenses, permits and other permissions, consents and authorities whatsoever needed to perform its obligations under this Agreement.

          (ii) In connection with carrying out its obligations contained herein, CMSI shall comply at all times with all applicable federal and state laws and regulations.

          (iii) No material, product or other aspect of any technology, trade secret or other Intellectual Property or Data submitted to or through the Service by CMSI or its Users will infringe on or violate any U.S. patent, copyright, trade secret, trademark or other proprietary right of any third party, or be libelous, defamatory or illegal.

14. Infringement Claims of Third Parties. Notwithstanding anything to the contrary in this Agreement:

     (a) If the Service and/or the DealerTrack Marks are, or in DealerTrack's sole discretion are likely to become, subject to a claim of infringement, DealerTrack, at its option and expense, shall either (i) procure for CMSI a license or a right to continue using the Service and/or the DealerTrack Marks; or (ii) modify the Service and/or the DealerTrack Marks to make it/them non-infringing in a manner that does not materially impair its/their functionality. If neither of the foregoing two options is reasonably available to DealerTrack, then either party may terminate this Agreement by notice to other party. Except for the Indemnity obligations set forth in Section 16(a), the foregoing shall be CMSI's sole and exclusive remedy and DealerTrack's sole and exclusive obligation with respect to any infringement claims relating to the Service and/or the DealerTrack Marks.

     (b) DealerTrack will have no obligation with respect to any actual or threatened infringement claim based in whole or in part upon (i) the CMSI System, (ii) any enhancements, upgrades or modifications to the Service and/or the DealerTrack Marks made by CMSI, or any party that CMSI authorizes, directs or permits to make such enhancements, upgrades or modifications, or (iii) CMSI's or its Users' failure to use the Service and/or the DealerTrack Marks in accordance with this Agreement or the Documentation.

15. Confidentiality.

     (a) Confidential Information. "CONFIDENTIAL INFORMATION" shall mean nonpublic information of DealerTrack, DealerTrack Dealers, CMSI, and Shared Financial Institutions revealed by or through a party (a "DISCLOSING PARTY") to the other (a "RECEIVING PARTY") including (a) information expressly or implicitly identified as originating with or belonging to third parties, or marked or disclosed as confidential in writing, (b) information traditionally recognized as proprietary trade secrets or reasonably understood to be confidential, (c) all forms and types of financial, business, scientific, technical, economic, or engineering information including, without limitation, patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, and (d) "nonpublic personal information" of a "consumer" as such terms are defined in 15 U.S.C. Sections 6809 and applicable regulations; whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, and (d) all copies thereof. Confidential Information shall not include information which: (a) is publicly available through no action of Receiving Party and through no breach of any confidentiality obligation owed to the Disclosing Party; (b) has been in Receiving Party's possession without restrictions on disclosure prior to disclosure by the Disclosing Party; (c) has been developed by or become known to Receiving Party without access to any Confidential Information of the Disclosing Party and without breach of a confidentiality obligation owed to Disclosing Party and outside the scope of any agreement with Disclosing Party; or (d) is obtained rightfully from third parties not bound by an obligation of confidentiality. Notwithstanding anything in this Agreement to the contrary, the Receiving Party shall comply with all privacy and data protection laws, rules and regulations which are or which may in the future be applicable to the Service. Without limiting the generality of the preceding sentence, the Receiving Party agrees that it will not disclose to any other party any nonpublic personal information which it receives directly or indirectly through the Service, except to perform the Service in accordance with this Agreement or in compliance with applicable laws. Notwithstanding anything to the contrary herein, to the extent permitted by applicable law, DealerTrack may use and disclose any Confidential Information in the aggregate; provided, however, that any such use shall not contain any information identifying CMSI, any Shared Financial Institution or any consumer. For purposes of this subsection, the terms "nonpublic personal information" shall have the meanings set forth in Section 509 of the Gramm-Leach-Bliley Act (P.L. 106-102) (15 U.S.C. Section 6809) and implementing regulations thereof.

     (b) Treatment of Confidential Information. Receiving Party shall treat the Confidential Information of the other party as strictly confidential with at least the same degree of care as Receiving Party uses for its own confidential information of similar importance, and in no event less than a reasonable degree of care. Receiving Party shall not use, duplicate, copy, transmit or otherwise disseminate or permit to be used, duplicated, copied, transmitted or otherwise disseminated the Confidential Information of the other party at any time prior to or after the termination of this Agreement, except as expressly permitted under this Agreement. Except as expressly provided herein, in no event shall Receiving Party use Confidential Information for its own benefit or that of any third party, nor shall Receiving Party use Confidential Information to Disclosing Party's detriment. Receiving Party shall use the Confidential Information for the purposes authorized by this Agreement and for no other purpose. Receiving Party shall promptly notify Disclosing Party in writing of any unauthorized use or disclosure of any Confidential Information.

     (c) Disclosure to Employees and other Parties. Receiving Party shall not disclose any Confidential Information of the other party except to Users or other employees and Independent contractors ("PERSONNEL"), (i) who have a need to know such information for the purposes set forth in this Agreement and only to the extent such Personnel have such a need to know. Receiving Party shall be liable for the actions of such Personnel. Except as otherwise provided herein, neither party shall disclose Confidential Information to any third party unless (i) required by a federal or state agency; or (ii) required by law, including, but not limited to, by deposition, interrogatory, request for documents, or similar process; or
     (iii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors. In the event that Receiving Party is required to disclose Confidential Information for reasons enumerated clauses (i) and (ii) of the prior sentence, Receiving Party shall give Disclosing Party notice in a reasonable amount of time prior to Receiving Party's disclosure of Confidential Information to allow Disclosing Party to protect its proprietary interest therein and shall use commercially reasonable efforts to minimize such disclosure and consult with and assist the other party in obtaining a protective order prior to such disclosure.

     (d) Return of Confidential Information. Upon termination or expiration of this Agreement, or upon Disclosing Party's earlier request, Receiving Party shall promptly destroy all of Disclosing Party's Confidential Information, any copies or partial copies thereof and material containing Disclosing Party's Confidential Information (except for Disclosing Party's Confidential Information that is transmitted by or through the Service) and certify to the Disclosing Party in writing that it has done so; provided, however, that Receiving Party shall not be required to return or destroy Confidential Information which has been provided to any governmental agency having jurisdiction over the Receiving Party. Additionally, Receiving Party's legal department may retain one copy of the Confidential Information and any such other material for archival purposes, subject to the terms and conditions of this Agreement. DealerTrack may also retain Confidential Information for use in the aggregate as set forth in Section 15(a) above. The obligations under this Agreement, however, shall survive such occurrence.

     (e) Injunctive Relief. Each of the Parties acknowledges that any use or disclosure of Confidential Information in violation of this Agreement will cause irreparable injury to the Disclosing Party for which other remedies at law would be inadequate, and each of the Parties agrees that a Disclosing Party shall have the right to seek and obtain injunctive or other equitable relief as may be necessary or appropriate to prevent any use or disclosure of the Confidential Information in violation of this Agreement, and may also exercise such other rights and remedies as the Disclosing Party may have at law or in equity.

16. Indemnification.

     (a) Each party hereby agrees to indemnify, defend and hold harmless the other party, and its parent, affiliates, subsidiaries, directors, officers, employees and agents, from and against any and all claims, demands, actions, suits, losses, liabilities, damages, injuries, fines, penalties, costs and expenses including, without limitation, reasonable attorneys' fees and court costs (including expert fees), asserted by a third party (each, a "PROCEEDING"), arising, directly or indirectly, from or in connection with:

          (i) a breach or alleged breach of any representation, warranty, covenant or other obligation set forth in this Agreement by the indemnifying party, its affiliates, or any of their respective officers, directors, employees or agents;

          (ii) a breach by the indemnifying party of any agreement between the indemnifying party and any Shared Financial Institution; or

          (iii) gross negligence, or willful or wanton behavior of the indemnifying party, its affiliates, or any of their respective officers, directors, employees or agents.

     (b) Promptly after receipt by an indemnified party under Section 16(a) of notice of the commencement of any Proceeding against it, such indemnified party will, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

     (c) If any Proceeding referred to in clause (a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 16 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding no compromise or settlement of such Proceedings may be effected by the indemnifying party without the indemnified party's consent, which shall not be unreasonably withheld, unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

     (d) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by a determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

17. Limitation Of Liability.

     (a) EXCEPT FOR THE PARTIES' INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR COVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO A BREACH OF SECTION 15.

     (b) EXCEPT FOR THE PARTIES INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL DEALERTRACK'S LIABILITY FOR ANY DAMAGES IN ANY ACTION, HOWEVER BASED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE FEES AND CHARGES PAID OR DUE TO DEALERTRACK UNDER THIS AGREEMENT.

     (c) IN THE EVENT OF THE LOSS OF OR DAMAGE TO ANY DATA ON THE DEALERTRACK COMPUTER OR DEALERTRACK SITE OR IN DATA TRANSFERS BETWEEN THE CMSI COMPUTER, ANY DEALERTRACK DEALERS' TERMINALS/COMPUTERS, AND THE DEALERTRACK COMPUTER, DUE TO A CAUSE FOR WHICH DEALERTRACK IS RESPONSIBLE, DEALERTRACK SHALL ALLOW CMSI AND SHARED FINANCIAL INSTITUTIONS TO RE-ENTER THE LOST OR DAMAGED DATA ON THE DEALERTRACK COMPUTER WITHOUT ANY ADDITIONAL FEES ACCRUING TO DEALERTRACK WHICH SHALL CONSTITUTE CMSI'S SOLE REMEDY IN CONNECTION WITH SUCH LOSS AND/OR DAMAGE.

     (d) CMSI AGREES THAT IT HAS AUTHORITY FROM APPLICABLE SHARED FINANCIAL INSTITUTIONS TO AUTHORIZE DEALERTRACK TO TRANSMIT DATA TO CMSI FROM DEALERTRACK DEALERS, OR OTHERWISE, DEALERTRACK SHALL HAVE NO DUTY TO VERIFY THE CONTENT OR ACCURACY OF, OR IN ANY MANNER TO ANALYZE, DATA. DEALERTRACK IS NOT ACTING AS A CREDIT BUREAU REPORTING AGENCY IN AND OF ITSELF, AND CMSI AND SHARED FINANCIAL INSTITUTIONS ARE TO REFER TO THE SPECIFIC CREDIT BUREAU(S) WHEN MAKING REFERENCE TO ANY CREDIT REPORTS. AS BETWEEN DEALERTRACK AND CMSI, CMSI WILL HAVE FULL RESPONSIBILITY FOR ANY DECISIONS AND/OR ANALYSES IN WHICH THE SERVICE OR ANY DATA MAY BE USED OR RELIED UPON, ANY RELIANCE BY CMSI UPON ANY DATA OR THE SERVICE SHALL NOT DIMINISH THAT RESPONSIBILITY,

     AND CMSI AGREES TO HOLD DEALERTRACK HARMLESS FROM, AND INDEMNIFY IT AGAINST, ALL CLAIMS, EXPENSES, LOSSES OR LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) IN CONNECTION WITH ANY CLAIM BY ANY THIRD PARTY RELATING TO ANY DECISIONS OR ANALYSES MADE BY CMSI OR A SHARED FINANCIAL INSTITUTION WHILE USING ANY DATA OR THE SERVICE.

     (e) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, DEALERTRACK SPECIFICALLY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATING TO ANY ACTIONS BY A DEALERTRACK DEALER, OR ANY BREACH BY A DEALERTRACK DEALER OF ANY AGREEMENT BETWEEN SUCH DEALERTRACK DEALER AND A SHARED FINANCIAL INSTITUTION OR DEALERTRACK.

18. Taxes and Other Fees. Except for franchise taxes and taxes based upon the net income and personal property of DealerTrack, all taxes or other assessments imposed by governmental authorities, based upon CMSI's use of either the Service, or this Agreement (including without limitation, sales and use taxes) are the obligation of CMSI, whether such taxes are now or hereafter imposed. CMSI shall be liable for all collection agency fees and reasonable attorneys' fees payable by DealerTrack in connection with CMSI's performance of its payment obligations set forth in this Agreement.

19. Miscellaneous.

     (a) Entire Agreement. This Agreement, the Terms of Use and any addendums or additional terms executed by the Parties (concurrently or subsequent to the Effective Date) sets forth the entire agreement between the parties with respect to the subject matter hereof, and no party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. This Agreement supersedes all prior oral or written representations, agreements, promises, or other communications, concerning or relating to the subject matter of this Agreement.

     (b) Modifications and Amendments; Waiver. Except as otherwise expressly provided in this Agreement, this Agreement may not be amended or modified except by a written agreement signed by authorized representatives of each party. The failure of DealerTrack or CMSI in any one or more instances to insist upon strict performance of any of the terms or provisions of this Agreement will not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or provisions on any future occasion.

     (c) Headings. The captions to sections of this Agreement are for convenience of reference only and do not in any way limit or amplify the terms or conditions hereof.

     (d) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision or requirement will be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement will remain in full force and effect.

     (e) Notices. Where notice, approval or similar action by either party is permitted or required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by Federal Express, Airborne Express or other similar overnight delivery service, or certified or registered mail, return receipt requested. A notice shall be deemed to be received by the addressee: one (1) business day after sending, if sent by overnight delivery service; and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

     In the case of notices to CMSI:

     First American CMSI Inc.
     8671 Robert Fulton Drive
     Suite B
     Columbia, MD 21046
     Attn: Chip Riordan

     In the case of notices to DealerTrack:

     DealerTrack, Inc.

     1111 Marcus Ave, - Suite M04
     Lake Success, NY 11042
     Attn: Richard McLeer

     With a copy to:

     DealerTrack.com, Inc.
     1111 Marcus Ave. - Suite M04
     Lake Success, NY 11042
     Attn: Eric Jacobs, Esq.

     Any party to this Agreement may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

     (f) Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party, and any attempted unauthorized assignment will be void. Notwithstanding the foregoing, either party may assign any of its rights and obligations under this Agreement to the surviving corporation with or into which that party may merge or consolidate, or an entity that obtains or to which that party transfers a controlling interest in such party's voting securities or assets; provided, however, that CMSI may not assign this Agreement in any such case to any competitor of DealerTrack, without DealerTrack's prior written consent.

     (g) Relationship of Parties; Third Party Beneficiaries. Nothing in this Agreement shall constitute or be deemed to constitute a relationship of employer and employee, agency, joint venture or partnership between the parties hereto or constitute or be deemed to constitute one party as agent of the other, for any purpose whatsoever. Except as expressly provided herein, neither party shall have the authority or power to bind the other, or to contract in the name of or create a liability against the other, in any way or for any purpose. DealerTrack will perform all services under this Agreement as an independent contractor. No person or entity not a party to this Agreement, including but not limited to DealerTrack Dealers or Shared Financial Institutions, will be deemed to be a third party beneficiary of this Agreement or any provision hereof.

     (h) Governing Law; Jurisdiction. This Agreement will be governed by and construed and enforced solely and exclusively in accordance with the laws of the State of New York, exclusive of its choice of law rules and without application of the rule of contract construction that ambiguities in a contract are construed against the interests of the party drafting the contract. Any dispute that arises under or relates to this Agreement shall be resolved in the state or federal courts located in Nassau County, New York and the parties expressly waive any challenge to the jurisdiction or venue of such courts.

     (i) Nondisclosure of Terms. CMSI agrees that the terms of this Agreement are Confidential Information of DealerTrack, and CMSI shall not disclose any of the terms hereof to any third party (except for disclosure reasonably made to legal representatives, financial advisors, and accountants) without the prior written consent of DealerTrack or as may be required by CMSI to comply with applicable federal and state laws or regulations.

     (j) Consents and Approvals. Consents and approvals, when required by this Agreement, will not be unreasonably withheld, delayed, or conditioned.

     (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     (l) Force Majeure. To the extent that either party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed, directly or indirectly, by a Force Majeure Event, and such non-performance could not have been prevented by reasonable precautions, then the non-performing party shall be excused from any further performance of those obligations. The non-performing party shall only be excused for so long as such Force Majeure Event continues and such party continues to use its best efforts (or cause its subcontractor to use best efforts) to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means. The party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other party by telephone of the occurrence of the Force Majeure Event and describe the Force Majeure Event in reasonable


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     detail (to be confirmed in writing within two days of the inception of such delay). The occurrence of a Force Majeure Event does not limit or otherwise affect DealerTrack's obligation to provide either normal recovery procedures or any other disaster recovery services required pursuant to this Agreement or CMSI's obligation to pay fees and charges pursuant to
     Section 10 hereof.

     (m) Interpretation of Documents. In the event of a conflict between this Agreement and the Terms of Use, the terms of this Agreement shall control. In the event of a conflict between this Agreement and an Addendum, the terms of the Addendum shall control.

     (n) Survival. Each party's obligations under Sections 10, 11, 15, 16, 17, 18 and 19 shall survive any expiration or termination of this Agreement.

     (o) Rules of Construction. For purposes of this Agreement, except as otherwise herein expressly provided or unless the context otherwise requires:

          (i) The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender or no gender;

          (i) References to "Sections" and other subdivisions without reference to a document are to Sections and other subdivisions of this Agreement;

          (ii) A reference to a "clause" without further reference to a Section is reference to such clause as contained in the same Section in which the reference appears, and this rule shall apply to their subdivisions;

          (iii) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (iv) The term "include" or "including" shall mean without limitation by reason of enumeration.

                                    * * * * *


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
     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the day and year first written above.

DEALERTRACK, INC.                       FIRST AMERICAN CMSI


By: /s/ Mark F. O'Neil                  By: /s/ Charles F. Riordan
    ---------------------------------       ------------------------------------
Name: Mark F. O'Neil                    Name: Charles F. Riordan
Title: President & CEO                  Title: President


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